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                                                                  Exhibit 12




                       MAIN STREET SELECTED FINANCIAL DATA
                 Computations of Consolidated Ratios of Earnings
                                to Fixed Charges


                                                                                                             At or for the Nine
                                                                                                         Months ended September 30,
                                                                                                       -----------------------------
                                                                                                              1999              1998
                                                                                                       -----------------------------
Excluding interest of deposits:
                 Net income                                                                            $  5,153             $  8,223
                 Income taxes (benefit)                                                                  (1,773)               2,525
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                                             11,277                3,559
                                                                                                       --------             --------
                 (a) Earnings                                                                          $ 14,657             $ 14,307
                                                                                                       --------             --------
                                                                                                       --------             --------

Interest, excluding interest on deposits:                                                                10,831                3,420
                 One-half rental charges                                                                    446                  139
                 Capitalized interest                                                                  --------             --------

                 (b) Fixed charges                                                                       11,277                3,559
                                                                                                       --------             --------
Consolidated ratios of earnings to fixed charges                                                       --------             --------
                 excluding interest on deposits(a/b)                                                       1.30                 4.02

 Including interest on deposits:
                 Net income                                                                            $  5,153             $  8,223
                 Income taxes                                                                            (1,773)               2,525
                 Fixed charges, excluding preferred
                    stock dividends and capitalize interest                                              35,932               23,181
                                                                                                       --------             --------
                 (c) Earnings                                                                          $ 39,312             $ 33,929
                                                                                                       --------             --------
                                                                                                       --------             --------

Interest, including interest on deposits:                                                                35,486               23,042
                 One-half rental charges                                                                    446                  139
                 Preferred stock dividends
                 Capitalized interest                                                                  --------             --------

                 (d) Fixed charges                                                                     $ 35,932             $ 23,181
                                                                                                       --------             --------
                                                                                                       --------             --------
Consolidated ratios of earnings to fixed charges
                 including interest on deposits(c/d)                                                       1.09                 1.46





                                                                                            At or for the Year ended December 31,
                                                                                        -------------------------------------------
                                                                                          1998    1997     1996     1995      1994
                                                                                        -------  -------  -------  -------  -------
Excluding interest of deposits:
                 Net income                                                             $11,743  $ 9,329  $ 6,883  $ 4,311  $ 5,078
                 Income taxes (benefit)                                                   3,711    3,317    2,428    1,890    2,013
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                              6,190    5,033    2,094    1,373    1,648
                                                                                        -------  -------  -------  -------  -------
                 (a) Earnings                                                           $21,644  $17,679  $11,405  $ 7,574  $ 8,739
                                                                                        =======  =======  =======  =======  =======

Interest, excluding interest on deposits:                                                 5,996    4,859    1,914    1,213    1,543
                 One-half rental charges                                                    194      174      180      160      105
                 Preferred stock dividends
                 Capitalized interest
                                                                                        -------  -------  -------  -------  -------
                 (b) Fixed charges                                                        6,190    5,033    2,094    1,373    1,648
                                                                                        =======  =======  =======  =======  =======

Consolidated ratios of earnings to fixed charges
                 excluding interest on deposits(a/b)                                       3.50     3.51     5.45     5.52     5.30

Including interest on deposits:
                 Net income                                                             $11,743  $ 9,329  $ 6,883  $ 4,311  $ 5,078
                 Income taxes                                                             3,711    3,317    2,428    1,890    2,013
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                             33,458   26,152   18,834   15,963   12,624
                                                                                        -------  -------  -------  -------  -------
                 (c) Earnings                                                           $48,912  $38,798  $28,145  $22,164  $19,715
                                                                                        =======  =======  =======  =======  =======

Interest, including interest on deposits:                                                33,264   25,978   18,654   15,803   12,519
                 One-half rental charges                                                    194      174      180      160      105
                 Preferred stock dividends
                 Capitalized interest
                                                                                        -------  -------  -------  -------  -------
                 (d) Fixed charges                                                      $33,458  $26,152  $18,834  $15,963  $12,624
                                                                                        =======  =======  =======  =======  =======

Consolidated ratios of earnings to fixed charges
                 including interest on deposits(c/d)                                       1.46     1.48     1.49     1.39     1.56

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